UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 16, 2009

DNB FINANCIAL CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-16667	23-2222567
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Brandywine Avenue, Downingtown, Pennsylvania		19335
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 269-1040

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2009, the Board of Directors of DNB Financial Corporation and its wholly owned subsidiary DNB First National Association approved an amendment to the change of control agreements for the following executives: William S. Latoff, William J. Hieb, Albert J. Melfi, Richard J. Hartman, Gerald F. Sopp and Bruce E. Moroney. The amendment modifies the change of control agreements to comply with certain provisions of the Emergency Economic Stabilization Act of 2008 (“EESA”), the American Recovery Reinvestment Act of 2009 (“ARRA”) and the provisions of the Interim Final Rule on “TARP Standards for Compensation and Corporate Governance” published by the United States Treasury Department (“UST”) on June 15, 2009. The modifications establish that if in the event any portion or element or any other compensation, benefits or perquisites must be reduced, delayed or modified in order for the Company to comply with any requirements of the TARP Provisions these agreements will be deemed automatically amended to cause the Company to be in compliance at all times with the TARP requirements. In addition according to the amendment, each executive waives any claim they may now or hereafter have against the Company for any changes to Executive's compensation or benefits that are required for the Company to comply with TARP Requirements. The Amendment is in the form shown in Exhibit 99.1, which is incorporated herein by reference as if set forth in full.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is furnished herewith:

99.1 Form of Amendment to Change of Control Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNB FINANCIAL CORPORATION

December 17, 2009	By:	/s/ Gerald F. Sopp
Name: Gerald F. Sopp
Title: Chief Financial Officer and Executive Vice President

Exhibit Index

Exhibit No.	Description
99.1	Amendment to Change of Control Agreement